United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 29, 2026 (October 23, 2026)

Date of Report (Date of earliest event reported)

Aldel Financial II Inc.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-42377	98-1800702
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 S. Walnut Street, Unit 1A Itasca, IL	60143
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 791 6817

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	ALDF	The Nasdaq Stock Market LLC
Warrants	ALDF.W	The Nasdaq Stock Market LLC
Units	ALDF.U	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

On October 23, 2026, Aldel Financial II Inc., a Cayman Islands exempted company (the “Company”), issued an unsecured promissory note (the “Note”) in the principal amount of up to $1,000,000 to Aldel Investors II LLC (the “Sponsor”). The Company can draw down on the Note up to $1,000,000 and the Sponsor will fund each request no later than five business days after receipt thereof. The funds are for working capital purposes, including extension payments pursuant to the Investment Management Trust Agreement dated October 21, 2024, as amended, by and between Continental Stock Transfer & Trust Company and the Company. The Note bears no interest and is payable in full upon the consummation of the Company’s initial business combination (the “Maturity Date”). A failure to pay the principal on the Maturity Date shall be deemed an event of default, in which case the Note may be accelerated.

A copy of the Note is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The disclosures set forth in this Item 1.01 are intended to be summaries only and are qualified in their entirety by reference to the Note.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report Form 8-K is incorporated by reference in this Item 2.03.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 28, 2026, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that the staff of Nasdaq (“Staff”) had determined that (i) the Company’s securities will be delisted from Nasdaq, (ii) trading of the Company’s ordinary shares, warrants, and units will be suspended at the opening of business on November 6, 2026 and (iii) a Form 25-NSE will be filed with the U.S. Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on Nasdaq. As previously disclosed, the Company was notified on September 10, 2026 by Nasdaq of its failure to meet the requirements of Nasdaq Listing Rule 5450(a)(2). Since the Company did not provide a compliance plan prior to the deadline set by Nasdaq, the Staff concluded that the Company did not comply with Rule 5450(a)(2) and that the Company’s securities are now subject to delisting.

Item 8.01 Other Events.

On October 29, 2026, the Company received correspondence from the OTC Markets Group stating that trading symbols, ALDF, ALDFU and ALDFW, have been assigned to the Company’s Class A ordinary shares, units and warrants, respectively, by FINRA. As a result, effective November 6, 2026, the Company’s Class A ordinary shares, units and warrants may be quoted and traded in the market for unlisted securities (i.e., the “over-the-counter market”).

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Promissory Note dated as of October 23, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2026

ALDEL FINANCIAL II INC.

By:	/s/ Robert I. Kauffman
Name:	Robert I. Kauffman
Title:	Chief Executive Officer